UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 20, 2018

WELLS FARGO & COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Montgomery Street, San Francisco, California 94163
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

On April 20, 2018, Wells Fargo & Company (the “Company”) issued a press release announcing it had entered into consent orders with the Consumer Financial Protection Bureau (CFPB) and the Office of the Comptroller of the Currency (OCC) to pay an aggregate of $1 billion in civil money penalties to resolve matters regarding its compliance risk management program and its past practices involving certain automobile collateral protection insurance policies and certain mortgage interest rate lock extensions.

In connection with the resolution of these matters, the Company, subsequent to the announcement of its first quarter 2018 financial results on April 13, 2018, has provided for an additional legal accrual which increased operating losses within noninterest expense by $800 million and was not tax deductible. As a result, the Company reduced its net income for the quarter ended March 31, 2018, by $800 million, or $0.16 per diluted common share, to $4.7 billion, or $0.96 per diluted common share.

The information provided under Item 2.02 of this Report shall be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.

Item 8.01    Other Events

On April 20, 2018, the Company issued a press release announcing it had entered into consent orders with the CFPB and OCC to pay an aggregate of $1 billion in civil money penalties to resolve matters regarding its compliance risk management program and its past practices involving certain automobile collateral protection insurance policies and certain mortgage interest rate lock extensions. Copies of the press release, the CFPB consent order, and the OCC consent order (including the related OCC civil money penalty consent order) are included as Exhibits 99.1, 99.2, and 99.3, respectively, to this Report and are incorporated by reference into this Item 8.01.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description	Location

99.1	Press Release, dated April 20, 2018	Filed herewith.

99.2	Consent Order with the CFPB, dated April 20, 2018	Filed herewith.

99.3	Consent Order with the OCC, dated April 20, 2018 (including Consent Order for a Civil Money Penalty)	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 20, 2018	WELLS FARGO & COMPANY

		By:	/s/ RICHARD D. LEVY
Richard D. Levy
Executive Vice President and Controller
(Principal Accounting Officer)